Betsy Z. Cohen
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned
hereby makes, constitutes and appoints each of John
Harris Gurley, Thomas J. Holly and Karen M. Singer,
each acting individually, as the undersigned's true
and lawful attorney-in-fact, with full power and
authority as hereinafter described on behalf of and in
the name, place and stead of the undersigned to:
(1)	prepare, execute, acknowledge, deliver
and file Forms 3, 4, and 5 (including any
amendments thereto) with respect to the
securities of CORPORATE OFFICE PROPERTIES TRUST,
a Maryland real estate investment trust, and/or
CORPORATE OFFICE PROPERTIES, L.P., a Delaware
limited partnership (the "Company"), required to
be filed with the United States Securities and
Exchange Commission, any national securities
exchanges and the Company pursuant to
Section 16(a) of the Securities Exchange Act of
1934 and the rules and regulations promulgated
thereunder, as amended from time to time (the
"Exchange Act");
(2)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information on transactions in the Company's
securities from any third party, including
brokers and employee benefit plan administrators
and trustees, and the undersigned hereby
authorizes and approves any such release of
information; and
(3)	perform any and all other acts which in
the discretion of such attorney-in-fact are
necessary or desirable for and on behalf of the
undersigned in connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes, but does
not require, each such attorney-in-fact to act in
their discretion on information provided to such
attorney-in-fact without independent verification of
such information;
(2)	any documents prepared and/or executed by
either such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney will be
in such form and will contain such information and
disclosure as such attorney-in-fact, in his or her
discretion, deems necessary or desirable;
(3)	neither the Company nor either of such
attorneys-in-fact assumes (i) any liability for the
undersigned's responsibility to comply with the
requirement of the Exchange Act, (ii) any liability of
the undersigned for any failure to comply with such
requirements, or (iii) any obligation or liability of
the undersigned for profit disgorgement under Section
16(b) of the Exchange Act; and
(4)	this Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of June, 2003.


					Betsy Z. Cohen

STATE OF Pennsylvania 		)
					)
COUNTY OF Philadelphia		)
On this 30th day of June, 2003, Betsy Z. Cohen, personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



Courtney J. Evemgham
Notary Public

My Commission Expires:
March 14, 2005
Cohen powerofatty


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